                                                                    Exhibit 1.01
                                                                    ------------
                              __________ Shares/1/



                                 DSL.net, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                __________, 1999


DEUTSCHE BANK SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
LEHMAN BROTHERS INC.
DLJdirect Inc.
As representatives of the several Underwriters named in Schedule I hereto
 c/o Deutsche Bank Securities Inc.
 One South Street
 Baltimore, Maryland 21202

Dear Sirs:

     DSL.net, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell ____________ shares of its common stock, $.0005 par value per share (the "FIRM SHARES"), to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"). The Company also proposes to issue and sell to the several Underwriters not more than an additional _______ shares of its common stock, $.0005 par value per share (the "ADDITIONAL SHARES"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

     SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b)

-----------------
/1/ Insert number of shares to be sold (not including green shoe).

under the Act registering additional shares of Common Stock (a "RULE
462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to _______ Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Deutsche Bank Securities Inc. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and employee stock purchase plan, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof granted or issued under the Company's existing stock option plan or employee stock purchase plan, and (iii) the Company may issue shares of Common Stock and other securities convertible into or exercisable or exchangeable for shares of Common Stock in connection with acquisitions (including asset acquisitions) and strategic partner relationships, provided that, each holder of such Common Stock or such other securities shall, prior to or concurrently with the issuance of

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such Common Stock or other securities, agree in writing to be bound by restrictions set forth in the agreements described in the last sentence of this paragraph. The Company also agrees not to file any registration statement (other than a registration statement on Form S-8 registering Common Stock issuable under the Company's existing stock option plan and employee stock purchase plan) with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Deutsche Bank Securities Inc. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) each stockholder of the Company (other than those listed on Annex I hereto), to the effect that such person will not, except as provided therein, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Deutsche Bank Securities Inc., (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

     SECTION 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Deutsche Bank Securities Inc. shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Company shall deliver the Shares, with any transfer taxes thereon duly paid by the Company, to Deutsche Bank Securities Inc. through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 a.m., New York City time, on ________, 1999 or such other time on the same or such other date as Deutsche Bank Securities Inc. and the Company shall agree in writing. The time and date of delivery for the Firm Shares are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 a.m., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Deutsche Bank Securities Inc. and the Company shall agree in writing. The time and date of delivery for any Additional Shares are hereinafter referred to as an "OPTION CLOSING DATE".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

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     SECTION 5.  Agreements of the Company.  The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you three (3) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses (subject to the provisions of clauses (iv) and (v) below, other than the fees and expenses of counsel to the Underwriters) in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein during the period specified in Section 5(d) hereof, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto, (which shall not exceed $10,000), (v) the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc.,
(vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and
(ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

     (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

     (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b)

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Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to any material misstatement or omission or alleged material misstatement or omission that was cured in any subsequently filed preliminary prospectus or the Prospectus, as amended or supplemented, or statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate power or limited liability company power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

     (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

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     (g)  All of the outstanding shares of capital stock or limited liability company interests, as applicable, of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

     (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or limited liability company agreement, as applicable, or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act, the Securities Exchange Act of 1934 and the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or limited liability company agreement, as applicable or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is or, to the Company's knowledge, could be a party or to which any of their respective property is or, to the Company's knowledge, could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

     (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants

("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

     (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except as is disclosed in the Registration Statement or where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (o) This Agreement has been duly authorized, executed and delivered by the Company.

     (p) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

     (q) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles

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consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (s) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (t) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (u) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (v) Neither the Company nor any of its subsidiaries owns any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole, in each case except as described in the Prospectus.

     (w) The Company and its subsidiaries own, or possess valid and enforceable licenses to, or rights to use, all patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by the Company and its subsidiaries in connection with the business now operated by them, except where the failure to own or possess licenses for or rights to use such Intellectual Property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole. Neither the Company, nor its subsidiaries, has received any written notice, nor are they aware of facts which would form a reasonable basis for any such claim, that: (i) challenges the Company's or its subsidiaries' rights in or to any Intellectual Property; (ii) challenges the validity or scope of any Intellectual Property; (iii) any third party has or will be able to establish any rights in the Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company or the rights of parties to whom the Company has granted licenses of such Intellectual Property; (iv) the Intellectual Property infringes or otherwise violates any patent, copyright, trade secret, trademark or other proprietary right of any third party; or (v) there is infringement of the Intellectual Property by any third party, which, in the case of any such claim specified in clauses (i), (ii), (iii), (iv) or (v) above, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except that the Company has received notice from the United States Patent and Trademark Office that its registration of the trademark "DSL.net" may be removed from the list of supplemental registrations under certain circumstances.

     (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received written notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

     (y) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

     (z) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in clause (i), (ii) or
(iii) above, which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. To the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

     (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (cc) The Company has reviewed its operations and any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem. As a result of such review, the Company does not believe that the Year 2000 Problem will have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole. The "YEAR 2000 PROBLEM" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not be able to reliably distinguish dates beginning on January 1, 2000 from dates prior to January 1, 2000.

     (dd) The Company has not at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (ee) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     SECTION 7. Indemnification.  (a) The Company agrees:

          (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and further provided, however, that the Company will not be liable to any Underwriter who failed to deliver a Prospectus, as then amended or supplemental, to the person asserting any claim for any such loss, claim, damage or liability that arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any preliminary prospectus if such actual or alleged untrue statement or omission was cured in the Prospectus, as then amended or supplemented.

          (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this
Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     (g) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     SECTION 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and, to the Company's knowledge, no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by David Struwas and Robert Berlin, in their capacities as the President and Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in Sections 6(t), 8(a) and 8(b) (which, with respect to the commencement, pendency and contemplation of stop order proceedings by the Commission, shall be to their knowledge) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Testa, Hurwitz & Thibeault, LLP counsel for the Company, to the effect that:

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

          (ii) the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or first offer, or similar rights arising under the Delaware General Corporation Law, the Company's certificate of incorporation or any agreement filed as an exhibit to the Registration Statement;

          (iii) this Agreement has been duly authorized, executed and delivered by the Company;

          (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof set forth under the caption "Description of Capital Stock" in the Prospectus;

          (v) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to such counsel's knowledge, pending before or contemplated by the Commission;

          (vi) the statements under the captions "Description of Capital Stock" and "Underwriting" in the Prospectus, insofar as such statements purport to summarize legal matters present fair summaries of such legal matters, in all material respects;

          (vii) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act, the Exchange Act, and the securities or Blue Sky laws of the various states), or (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws of the Company or any agreement that is filed as an exhibit to the Registration Statement;

          (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

          (ix) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (x) to such counsel's knowledge, except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; and

          (xi) such counsel has in the course of the preparation of the Registration Statement and the Prospectus, participated in conferences with officers, employees and other representatives of the Company, PricewaterhouseCoopers LLP (the Company's independent public accountants), Day, Berry & Howard, Swidler Berlin Sherreff and Friedman LLP (regulatory counsel to the Company) and your representatives and counsel concerning the information contained in the Registration Statement and the Prospectus and although such counsel need not pass upon, nor assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and need not make any independent check or verification thereof, based on such participation no fact has come to the attention of such counsel that cause such counsel to believe that the Registration Statement (except for financial statements, financial statement schedules, and other financial and statistical data included therein, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except for financial statements, financial statement schedules, and other financial and statistical data included, as to which such counsel need make no statement), as of the date of such Prospectus or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of Testa, Hurwitz & Thibeault, LLP described in Section 8(e) above shall be rendered to you at the request of the Company and shall so state therein.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the underwriters), dated the Closing Date, of Day, Berry & Howard, counsel for the Company, to the effect that:

          (i) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal or first offer, or similar rights arising under the Delaware General Corporation Law, the Company's certificate of incorporation or any agreement filed as an exhibit to the Registration Statement;

          (ii) all of the outstanding shares of capital stock or limited liability company interests of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

          (iii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in the State of Connecticut; and

          (iv) the statements under the caption "Business--Legal Proceedings," in the Prospectus, insofar as such statements purport to summarize legal matters present fair summaries of such legal matters, in all material respects;

     (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Swidler Berlin Sherreff Friedman, LLP, regulatory counsel for the Company, which opinion shall be to your reasonable satisfaction.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, as to the matters referred to in Sections 8(e)(ii), 8(e)(vi), 8(e)(viii) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 8(e)(xii).

     In giving such opinions, with respect to the matters covered by Section 8(e)(xi), Testa, Hurwitz & Thibeault LLP and Brobeck, Phleger & Harrison LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (j)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (k) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

     (l) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this

Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to DSL.net, Inc., 545 Long Wharf Drive, New Haven, Connecticut 06511, Attention: General Counsel and (ii) if to any Underwriter or to you, to you c/o Deutsche Bank Securities Inc., One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: General Counsel, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                          Very truly yours,

                                          DSL.net, Inc.


                                          By:
                                             ---------------------------------
                                             Title:
DEUTSCHE BANK SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
LEHMAN BROTHERS INC.
DLJdirect INC.
Acting severally on behalf of themselves
  and the several Underwriters named
  in Schedule I hereto
By:  DEUTSCHE BANK SECURITIES INC.

   By:
      --------------------------------

                                   SCHEDULE I
                                   ----------



Underwriters                                              Number of Firm Shares
                                                            to be Purchased

Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers
DLJ direct
                                                          Total

                                    Annex I
                                    -------

[Insert names of stockholders of the Company who will not be required to sign lock ups]

                                       24